Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Cohen & Steers ETF Trust of our report dated December 5, 2024 relating to the financial statement of Cohen & Steers Real Estate Active ETF, which appears in this Registration Statement. We also consent to the references to us under the headings “Counsel and Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
December 5, 2024